SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 25, 1993
(To Prospectus dated August 31, 1993)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
               (formerly known as Countrywide Funding Corporation)
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                Mortgage Pass-Through Certificates, Series 1993-7



         The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated October 25, 1993, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 31, 1993. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $2,227,293.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002


The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 364 Mortgage Loans having an aggregate Stated Principal Balance of approximately $102,078,066.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                  364
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 2.20%
         60-90 days..............................................................                 0.27%
         91 days or more (excluding pending foreclosures)........................                 0.27%
                                                                                                  -----
         Total Delinquencies.....................................................                 2.74%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.27%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 3.01%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                            At              At
                                                                 At February 28(29),                    December 31,     June 30,
                                            --------------------------------------------------------    -----------    ------------
                                                1998           1999           2000          2001           2001            2002
                                            -----------    -----------    -----------    -----------    -----------    -----------
  Delinquent Mortgage Loans and
     Pending Foreclosures at
        Period End
       30-59 days ........................         1.08%          1.03%          1.36%          1.61%          1.89%          1.85%
       60-89 days ........................         0.16           0.18           0.22           0.28           0.39           0.40
       90 days or more (excluding
          pending foreclosures) ..........         0.16           0.12           0.16           0.14           0.23           0.28
                                            -----------    -----------    -----------    -----------    -----------    -----------
           Total of delinquencies ........         1.40%          1.32%          1.75%          2.03%          2.51%          2.53%
                                            ===========    ===========    ===========    ===========    ===========    ===========
  Foreclosures pending ...................         0.17%          0.14%          0.16%          0.27%          0.31%          0.28%
                                            ===========    ===========    ===========    ===========    ===========    ===========

  Total delinquencies and
      foreclosures pending ...............         1.57%          1.46%          1.91%          2.30%          2.82%          2.81%
                                            ===========    ===========    ===========    ===========    ===========    ===========

   Net Gains/(Losses) on
       liquidated loans(1)................  $(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............       (0.024)%       (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.010)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............       (0.027)%       (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.011)

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $2,227,293, evidencing a beneficial ownership interest of approximately 2.18% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $91,545,858 and evidenced in the aggregate a beneficial ownership interest of approximately 89.68% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $10,532,208, and evidenced in the aggregate a beneficial ownership interest of approximately 10.32% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $2,227,293 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 86.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                                  SPA Prepayment Assumption
                                             -------------------------------------------------------------------
        Class                                  0%         125%         350%        375%        500%        600%
        -----                                -----       -----        -----       -----       -----        ----
        Class PO.......................       1.2%        2.1%         4.3%        4.6%        6.2%        7.6%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underling Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                                  Class PO
                                                         SPA Prepayment Assumption
                                          -------------------------------------------------------
          Distribution Date                0%       125%       350%      375%      500%      600%
          -----------------                --       ----       ----      ----      ----      ----
Initial Percent....................       100        100       100       100       100        100
October 15, 2002                           37        36         36        36        36        35
October 25, 2003                           36        33         28        27        24        22
October 25, 2004                           35        30         21        20        17        14
October 25, 2005                           34        26         16        15        11         8
October 25, 2006                           32        24         12        11        8          5
October 25, 2007                           31        21         9         9         5          3
October 25, 2008                           30        19         7         6         3          2
October 25, 2009                           29        16         5         5         2          1
October 25, 2010                           27        14         4         3         2          1
October 25, 2011                           25        13         3         3         1          0
October 25, 2012                           24        11         2         2         1          0
October 25, 2013                           22         9         2         1         0          0
October 25, 2014                           20         8         1         1         0          0
October 25, 2015                           18         7         1         1         0          0
October 25, 2016                           16         5         1         0         0          0
October 25, 2017                           14         4         0         0         0          0
October 25, 2018                           12         3         0         0         0          0
October 25, 2019                           9          2         0         0         0          0
October 25, 2020                           7          2         0         0         0          0
October 25, 2021                           4          1         0         0         0          0
October 25, 2022                           2          0         0         0         0          0
October 25, 2023                           0          0         0         0         0          0
Weighted Average Life (years) **...      12.24      7.39       3.72      3.49      2.63      2.16

   --------------------------
   *   Rounded to the nearest whole percentage.
   ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,453,572 and $50,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1993-7

                                       Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------------
           Current                       Number of                Aggregate Principal               Percent of
      Mortgage Rate (%)               Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
            6.750                              18                        4,876,126.24                     4.78
            6.875                              45                       11,507,814.07                    11.27
            7.000                              80                       23,557,028.64                    23.08
            7.125                              55                       15,317,027.08                    15.01
            7.250                              86                       24,255,497.48                    23.76
            7.375                              33                        8,957,362.95                     8.78
            7.500                              30                        8,154,829.91                     7.99
            7.625                               6                        1,732,027.17                     1.70
            7.750                               4                        1,866,137.03                     1.83
            7.875                               2                          472,747.36                     0.46
            8.000                               4                        1,096,971.37                     1.07
            8.375                               1                          284,497.06                     0.28
-------------------------------------------------------------------------------------------------------------------------
        Total                                 364                      102,078,066.36                   100.00
=========================================================================================================================

(1) As of the Reference Date, the weighted average mortgage rate of the Mortgage Loans was approximately 7.170% per annum.



                                        Current Mortgage Loan Principal Balances (1)
-------------------------------------------------------------------------------------------------------------------------
       Current Mortgage                  Number of                Aggregate Principal               Percent of
       Loan Balance ($)               Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
       0.01 to 50,000.00                        2                           87,950.46                     0.09
 50,000.01 to 100,000.00                        4                          340,830.34                     0.33
100,000.01 to 150,000.00                        4                          509,295.06                     0.50
150,000.01 to 200,000.00                       58                       10,774,588.28                    10.56
200,000.01 to 250,000.00                      115                       25,565,106.77                    25.04
250,000.01 to 300,000.00                       50                       13,628,273.86                    13.35
300,000.01 to 350,000.00                       55                       17,600,627.95                    17.24
350,000.01 to 400,000.00                       28                       10,432,677.06                    10.22
400,000.01 to 450,000.00                       20                        8,509,759.03                     8.34
450,000.01 to 500,000.00                       16                        7,644,314.36                     7.49
500,000.01 to 550,000.00                        5                        2,632,442.51                     2.58
550,000.01 to 600,000.00                        5                        2,855,771.59                     2.80
600,000.01 to 650,000.00                        1                          604,812.69                     0.59
850,000.01 to 900,000.00                        1                          891,616.40                     0.87
-------------------------------------------------------------------------------------------------------------------------
        Total                                 364                      102,078,066.36                   100.00
=========================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $280,434.

                               Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
-------------------------------------------------------------------------------------------------------------------------
    Original Loan-to-Value               Number of                Aggregate Principal               Percent of
          Ratios (%)                  Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
50.00 or below                                27                           7,490,035.98                 7.34
50.01 to 55.00                                19                           5,341,828.91                 5.23
55.01 to 60.00                                25                           7,949,739.90                 7.79
60.01 to 65.00                                41                          11,936,439.22                11.69
65.01 to 70.00                                45                          12,360,084.68                12.11
70.01 to 75.00                                56                          16,157,924.42                15.83
75.01 to 80.00                               124                          34,659,870.20                33.95
80.01 to 85.00                                 3                           1,019,775.84                 1.00
85.01 to 90.00                                24                           5,162,367.21                 5.06
-------------------------------------------------------------------------------------------------------------------------
        Total                                364                         102,078,066.36               100.00
=========================================================================================================================

(1) The weighted average original Loan-to-Value Ratios of the Mortgage Loans is approximately 69.52%. (2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                     State Distribution of the Mortgaged Properties (1)
-------------------------------------------------------------------------------------------------------------------------
    State Distribution of                Number of                Aggregate Principal               Percent of
     Mortgaged Properties             Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
Alabama                                        2                            603,654.38                    0.59
California                                   219                         63,690,011.83                   62.39
Colorado                                       5                          1,277,048.11                    1.25
Connecticut                                    1                            207,189.10                    0.20
District of Columbia                           4                          1,081,672.13                    1.06
Florida                                        9                          2,083,534.36                    2.04
Georgia                                        9                          2,419,492.54                    2.37
Hawaii                                         5                          1,995,658.68                    1.96
Idaho                                          1                            212,393.97                    0.21
Illinois                                      17                          5,183,920.49                    5.08
Indiana                                        4                            945,918.77                    0.93
Kansas                                         1                            259,212.18                    0.25
Kentucky                                       2                            390,726.86                    0.38
Louisiana                                      1                            255,849.51                    0.25
Maryland                                       8                          1,867,135.30                    1.83
Massachusetts                                 19                          5,214,291.03                    5.11
New Jersey                                     5                          1,266,883.86                    1.24
New York                                      12                          3,370,872.52                    3.30
North Carolina                                 2                            380,221.68                    0.37
Oklahoma                                       1                            183,190.87                    0.18
Oregon                                         3                            609,481.51                    0.60
Pennsylvania                                   9                          2,374,723.29                    2.33
South Carolina                                 1                            441,569.84                    0.43
Texas                                          6                          1,327,342.33                    1.30
Utah                                           3                            680,317.75                    0.67
Virginia                                      11                          2,499,421.71                    2.45
Washington                                     3                            710,882.40                    0.70
Wyoming                                        1                            545,449.36                    0.53
-------------------------------------------------------------------------------------------------------------------------
        Total                                364                        102,078,066.36                  100.00
=========================================================================================================================

(1) As of the Reference Date, no more than approximately 2.40% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                      Documentation Programs for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------
       Type of Program                   Number of                Aggregate Principal               Percent of
                                      Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
Full                                          187                    51,209,806.31                    50.17
Alternative                                   151                    43,339,518.96                    42.46
Reduced                                        13                     3,462,292.09                     3.39
Streamlined                                    13                     4,066,449.00                     3.98
-------------------------------------------------------------------------------------------------------------------------
        Total                                 364                   102,078,066.36                   100.00
=========================================================================================================================

                                                Types of Mortgaged Properties
-------------------------------------------------------------------------------------------------------------------------
        Property Type                    Number of                Aggregate Principal               Percent of
                                      Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
Single Family Residence                    301                         84,424,773.06                  82.71
Low-rise Condominium                         4                            983,013.17                   0.96
2-4 Family Residence                         1                            259,872.51                   0.25
Planned Unit Development                    58                         16,410,407.62                  16.08
-------------------------------------------------------------------------------------------------------------------------
        Total                              364                        102,078,066.36                 100.00
=========================================================================================================================


                                                Purposes of Mortgage Loans
-------------------------------------------------------------------------------------------------------------------------
                                                              Aggregate Principal Balance           Percent of
         Loan Purpose            Number of Mortgage Loans           Outstanding ($)              Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
Purchase                                    93                          24,954,113.61                  24.45
Refinance (rate/term)                      217                          62,551,088.50                  61.28
Refinance (cash-out)                        54                          14,572,864.25                  14.28
-------------------------------------------------------------------------------------------------------------------------
        Total                              364                         102,078,066.36                 100.00
=========================================================================================================================


                                       Occupancy Types of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------------
        Occupancy Type                   Number of                Aggregate Principal               Percent of
                                      Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
Primary Residence                          360                        100,564,969.80                    98.52
Secondary Residence                          4                          1,513,096.56                     1.48
-------------------------------------------------------------------------------------------------------------------------
        Total                              364                        102,078,066.36                   100.00
=========================================================================================================================

(1) Based upon representations by the related borrowers at the time of origination.


                                       Remaining Terms to Maturity of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity             Number of                Aggregate Principal               Percent of
           (months)                   Mortgage Loans            Balance Outstanding ($)          Mortgage Pool (%)
-------------------------------------------------------------------------------------------------------------------------
             251                               3                           709,651.91                     0.70
             252                              83                        21,807,098.49                    21.36
             253                             277                        79,355,585.07                    77.74
-------------------------------------------------------------------------------------------------------------------------
             254                               1                           205,730.89                     0.20
-------------------------------------------------------------------------------------------------------------------------
        Total                                364                       102,078,066.36                   100.00
=========================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 253 months.

                                                                       EXHIBIT 2

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7

                 Certificateholder Monthly Distribution Summary


------------------------------------------------------------------------------------------------------------------------------------
                                Certificate                             Pass
                  Class            Rate            Beginning          Through          Principal      Interest        Total
Class   Cusip  Description         Type            Balance            Rate (%)        Distribution   Distribution   Distribution
------------------------------------------------------------------------------------------------------------------------------------
A1   126690FU5   Senior         Fix-30/360                  0.00        5.400000           0.00           0.00             0.00
     126690FR2   Senior         Var-30/360         47,227,734.94        2.362500   4,595,626.28      92,979.60     4,688,605.88
AF2
     126690FS0   Senior         Var-30/360         10,053,096.18       26.718907     978,244.52     223,839.78     1,202,084.30
AS3
     126690FT8   Senior         Var-30/360          6,813,951.56       10.050000     663,050.53      57,066.84       720,117.38
AS4
A5   126690FW1   Senior         Fix-30/360         31,460,703.48        7.000000           0.00     183,520.77       183,520.77
A6   126690FX9   Senior         Fix-30/360                  0.00        7.000000           0.00           0.00             0.00
     126690FV3   Strip IO       Fix-30/360                  0.00        7.000000           0.00           0.00             0.00
AIO
PO   126690FZ4   Strip PO       Fix-30/360          2,337,604.28        0.000000     110,310.87           0.00       110,310.87
X    126690FY7   Strip IO       Fix-30/360         23,510,341.65        0.257764           0.00       5,050.09         5,050.09
AR   126690GA8   Senior         Fix-30/360                  0.00        7.000000           0.00           0.04             0.04
B1   126690FN1   Senior         Fix-30/360          4,665,532.86        7.000000     239,991.90      27,215.61       267,207.51
B2   126690FP6   Senior         Fix-30/360          3,110,757.01        7.000000     160,015.27      18,146.08       178,161.35
B3   126690FQ4   Senior         Fix-30/360          1,557,085.61        7.000000      80,095.45       9,083.00        89,178.45
B4   126690GE0   Senior         Fix-30/360          1,039,798.33        7.000000      53,486.53       6,065.49        59,552.02
B5   126690GF7   Senior         Fix-30/360            333,634.33        7.000000      17,161.93       1,946.20        19,108.13
B6   126690GG5   Senior         Fix-30/360            396,549.26        7.000000      20,398.23       2,313.20        22,711.43
------------------------------------------------------------------------------------------------------------------------------------
Totals                                            108,996,447.84                   6,918,381.51     627,226.70     7,545,608.22
------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------
          Current                          Cumulative
         Realized       Ending             Realized
Class     Losses        Balance             Losses
-------------------------------------------------------
A1         0.00                0.00           0.00
           0.00       42,632,108.67           0.00
AF2
           0.00        9,074,851.66           0.00
AS3
           0.00        6,150,901.02           0.00
AS4
A5         0.00       31,460,703.48           0.00
A6         0.00                0.00           0.00
           0.00                0.00           0.00
AIO
PO         0.00        2,227,293.42       6,240.77
X          0.00       22,564,572.85           0.00
AR         0.00                0.00           0.00
B1         0.00        4,425,540.96           0.00
B2         0.00        2,950,741.75           0.00
B3         0.00        1,476,990.17           0.00
B4         0.00          986,311.80           0.00
B5         0.00          316,472.40           0.00
B6         0.00          376,151.03     887,897.11
-------------------------------------------------------
Totals     0.00      102,078,066.36     894,137.88
-------------------------------------------------------

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7

                         Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                         Original        Beginning         Scheduled                   Unscheduled            Net           Current
                        Certificate     Certificate        Principal     Accretion      Principal          Principal        Realized
Class   Cusip            Balance          Balance         Distribution   Principal     Adjustments        Distribution       Losses
------------------------------------------------------------------------------------------------------------------------------------
A1    126690FU5       145,572,189.00            0.00              0.00     0.00            0.00                     0.00      0.00
AF2   126690FR2       129,128,393.00   47,227,734.94      4,595,626.28     0.00            0.00             4,595,626.28      0.00
AS3   126690FS0        27,486,818.00   10,053,096.18        978,244.52     0.00            0.00               978,244.52      0.00
AS4   126690FT8        18,630,464.00    6,813,951.56        663,050.53     0.00            0.00               663,050.53      0.00
A5    126690FW1        46,755,698.00   31,460,703.48              0.00     0.00            0.00                     0.00      0.00
A6    126690FX9         3,075,438.00            0.00              0.00     0.00            0.00                     0.00      0.00
AIO   126690FV3        33,273,643.00            0.00              0.00     0.00            0.00                     0.00      0.00
PO    126690FZ4         6,060,736.00    2,337,604.28        110,310.87     0.00            0.00               110,310.87      0.00
X     126690FY7       154,169,832.00   23,510,341.65              0.00     0.00            0.00                     0.00      0.00
AR    126690GA8             2,000.00            0.00              0.00     0.00            0.00                     0.00      0.00
B1    126690FN1         8,969,685.00    4,665,532.86        239,991.90     0.00            0.00               239,991.90      0.00
B2    126690FP6         5,979,557.00    3,110,757.01        160,015.27     0.00            0.00               160,015.27      0.00
B3    126690FQ4         2,989,778.00    1,557,085.61         80,095.45     0.00            0.00                80,095.45      0.00
B4    126690GE0         1,993,186.00    1,039,798.33         53,486.53     0.00            0.00                53,486.53      0.00
B5    126690GF7           597,956.00      333,634.33         17,161.93     0.00            0.00                17,161.93      0.00
B6    126690GG5         1,395,228.64      396,549.26         20,398.23     0.00            0.00                20,398.23      0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                398,637,126.64  108,996,447.84      6,918,381.51     0.00            0.00             6,918,381.51      0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------
               Ending           Ending
             Certificate      Certificate
Class          Balance          Factor
-------------------------------------------
A1                     0.00  0.00000000000
AF2           42,632,108.67  0.33015286319
AS3            9,074,851.66  0.33015286308
AS4            6,150,901.02  0.33015286279
A5            31,460,703.48  0.67287421268
A6                     0.00  0.00000000000
AIO                    0.00  0.00000000000
PO             2,227,293.42  0.36749553480
X             22,564,572.85  0.14636179178
AR                     0.00  0.00000000000
B1             4,425,540.96  0.49338867076
B2             2,950,741.75  0.49347163136
B3             1,476,990.17  0.49401332402
B4               986,311.80  0.49484182617
B5               316,472.40  0.52925700716
B6               376,151.03  0.26959812972
-------------------------------------------
Totals       102,078,066.36
-------------------------------------------

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
            Beginning        Pass         Accrued     Cumulative                Total           Net        Unscheduled
           Certificate     Through       Optimal        Unpaid     Deferred    Interest      Prepayment     Interest     Interest
Class        Balance        Rate (%)     Interest      Interest    Interest      Due        Int Shortfall   Adjustment     Paid
------------------------------------------------------------------------------------------------------------------------------------
A1                 0.00     5.400000          0.00       0.00         0.00           0.00       0.00           0.00            0.00
AF2       47,227,734.94     2.362500     92,979.60       0.00         0.00      92,979.60       0.00           0.00       92,979.60
AS3       10,053,096.18    26.718907    223,839.78       0.00         0.00     223,839.78       0.00           0.00      223,839.78
AS4        6,813,951.56    10.050000     57,066.84       0.00         0.00      57,066.84       0.00           0.00       57,066.84
A5        31,460,703.48     7.000000    183,520.77       0.00         0.00     183,520.77       0.00           0.00      183,520.77
A6                 0.00     7.000000          0.00       0.00         0.00           0.00       0.00           0.00            0.00
AIO                0.00     7.000000          0.00       0.00         0.00           0.00       0.00           0.00            0.00
PO         2,337,604.28     0.000000          0.00       0.00         0.00           0.00       0.00           0.00            0.00
X         23,510,341.65     0.257764      5,050.09       0.00         0.00       5,050.09       0.00           0.00        5,050.09
AR                 0.00     7.000000          0.00       0.00         0.00           0.00       0.00           0.00            0.04
B1         4,665,532.86     7.000000     27,215.61       0.00         0.00      27,215.61       0.00           0.00       27,215.61
B2         3,110,757.01     7.000000     18,146.08       0.00         0.00      18,146.08       0.00           0.00       18,146.08
B3         1,557,085.61     7.000000      9,083.00       0.00         0.00       9,083.00       0.00           0.00        9,083.00
B4         1,039,798.33     7.000000      6,065.49       0.00         0.00       6,065.49       0.00           0.00        6,065.49
B5           333,634.33     7.000000      1,946.20       0.00         0.00       1,946.20       0.00           0.00        1,946.20
B6           396,549.26     7.000000      2,313.20       0.00         0.00       2,313.20       0.00           0.00        2,313.20
------------------------------------------------------------------------------------------------------------------------------------
Totals   108,996,447.84                 627,226.66       0.00         0.00     627,226.66       0.00           0.00      627,226.70
------------------------------------------------------------------------------------------------------------------------------------

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7


                          Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                        Original         Beginning Cert.                                         Ending Cert.       Pass
                       Certificate          Notional         Principal         Interest            Notional        Through
Class     Cusip          Balance            Balance         Distribution     Distribution          Balance         Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
A1      126690FU5     145,572,189.00       0.000000000       0.000000000      0.000000000          0.000000000     5.400000
AF2     126690FR2     129,128,393.00     365.742450960      35.589587769      0.720055450        330.152863191     2.362500
AS3     126690FS0      27,486,818.00     365.742450853      35.589587769      8.143531977        330.152863084    26.718907
AS4     126690FT8      18,630,464.00     365.742450554      35.589587769      3.063093023        330.152862786    10.050000
A5      126690FW1      46,755,698.00     672.874212679       0.000000000      3.925099574        672.874212679     7.000000
A6      126690FX9       3,075,438.00       0.000000000       0.000000000      0.000000000          0.000000000     7.000000
AIO     126690FV3      33,273,643.00       0.000000000       0.000000000      0.000000000          0.000000000     7.000000
PO      126690FZ4       6,060,736.00     385.696437361      18.200902559      0.000000000        367.495534802     0.000000
X       126690FY7     154,169,832.00     152.496382366       0.000000000      0.032756690        146.361791780     0.257764
AR      126690GA8           2,000.00       0.000000000       0.000000000      0.019342191          0.000000000     7.000000
B1      126690FN1       8,969,685.00     520.144560175      26.755889416      3.034176601        493.388670759     7.000000
B2      126690FP6       5,979,557.00     520.232019633      26.760388272      3.034686781        493.471631361     7.000000
B3      126690FQ4       2,989,778.00     520.803087654      26.789763631      3.038018011        494.013324023     7.000000
B4      126690GE0       1,993,186.00     521.676518500      26.834692331      3.043113025        494.841826169     7.000000
B5      126690GF7         597,956.00     557.957994428      28.700987265      3.254754967        529.257007163     7.000000
B6      126690GG5       1,395,228.64     284.218120353      14.619990634      1.657939035        269.598129719     7.000000
------------------------------------------------------------------------------------------------------------------------------------
Totals                398,637,126.64     273.422720956      17.355085735      1.573427707        256.067635296
------------------------------------------------------------------------------------------------------------------------------------

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7

Pool Level Data
Distribution Date                                                                                                     9/25/02
Cut-off Date                                                                                                         10/ 1/93
Determination Date                                                                                                    9/ 1/02
Accrual Period 30/360                            Begin                                                                8/ 1/02
                                                 End                                                                  9/ 1/02
Number of Days in 30/360 Accrual Period                                                                                    30


-----------------------------------------------------------------------------------------------------------------------------
     Collateral Information
-----------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                           398,637,126.66

Beginning Aggregate Pool Stated Principal Balance                                                              108,996,447.86
Ending Aggregate Pool Stated Principal Balance                                                                 102,078,066.36

Beginning Aggregate Certificate Stated Principal                                                               108,996,447.86
Balance
Ending Aggregate Certificate Stated Principal                                                                  102,078,066.36
Balance

Beginning Aggregate Loan Count                                                                                            383
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                            19
Ending Aggregate Loan Count                                                                                               364

Beginning Weighted Average Loan Rate (WAC)                                                                          7.168473%
Ending Weighted Average Loan Rate (WAC)                                                                             7.167924%

Beginning Net Weighted Average Loan Rate                                                                            6.905473%
Ending Net Weighted Average Loan Rate                                                                               6.904924%

Weighted Average Maturity (WAM) (Months)                                                                                  253

Servicer Advances                                                                                                   21,291.26

Aggregate Pool Prepayment                                                                                        6,713,781.14
Pool Prepayment Rate                                                                                              53.4379 CPR


-----------------------------------------------------------------------------------------------------------------------------
   Certificate Information
-----------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                              89.5898389289%
Senior Prepayment Percentage                                                                                   91.6718711432%

Subordinate Percentage                                                                                         10.4101610711%
Subordinate Prepayment Percentage                                                                               8.3281288568%

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7

Certificate Account

Beginning Balance                                                                                                  0.00

Deposit
Payments of Interest and Principal                                                                         7,553,430.50
Liquidation Proceeds                                                                                               0.00
All Other Proceeds                                                                                                 0.00
Other Amounts                                                                                                      0.00
                                                                                                           ------------
Total Deposits                                                                                             7,553,430.50


Withdrawals
Reimbursement of Servicer Advances                                                                                 0.00
Payment of Master Servicer Fees                                                                               12,872.38
Payment of Sub Servicer Fees                                                                                       0.00
Payment of Other Fees                                                                                          9,003.08
Payment of Insurance Premium(s)                                                                                    0.00
Payment of Personal Mortgage Insurance                                                                             0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                   0.00
Payment of Principal and Interest                                                                          7,545,608.22
                                                                                                           ------------
Total Withdrawals                                                                                          7,567,483.68

Ending Balance                                                                                                -5,050.09


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                     14,885.30
Compensation for Gross PPIS from Servicing Fees                                                               14,885.30
Other Gross PPIS Compensation                                                                                      0.00
                                                                                                           ------------
Total Net PPIS (Non-Supported PPIS)                                                                                0.00


Master Servicing Fees Paid                                                                                    12,872.38
Sub Servicing Fees Paid                                                                                            0.00
Insurance Premium(s) Paid                                                                                          0.00
Personal Mortgage Insurance Fees Paid                                                                              0.00
Other Fees Paid                                                                                                9,003.08
                                                                                                           ------------
Total Fees                                                                                                    21,875.47

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7

-------------------------------------------------------------------------------------------------------------------------------
                               Delinquency Information
-------------------------------------------------------------------------------------------------------------------------------

Group 1
-------


Delinquency                                                 30-59 Days          60-89 Days         90+ Days           Totals
-----------                                                 ---------           ----------         --------           ------
Scheduled Principal Balance                                1,780,814.14         271,600.42         488,446.58      2,540,861.14
Percentage of Total Pool                                      1.744561%          0.266071%          0.478503%         2.489135%
Balance
Number of Loans                                                       8                  1                  1                10
Percentage of Total Loans                                     2.197802%          0.274725%          0.274725%         2.747253%

Foreclosure
-----------

Scheduled Principal Balance                                                                                          190,737.47
Percentage of Total Pool                                                                                              0.186855%
Balance
Number of Loans                                                                                                               1
Percentage of Total Loans                                                                                             0.274725%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool                                                                                              0.000000%
Balance
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---

Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool                                                                                              0.000000%
Balance
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool                                                                                              0.000000%
Balance

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                887,355.85

-------------------------------------------------------------------------------------------------------------------------------
   Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------------------------------------------------------

Protection                                                                                          Original           Current
----------                                                                                          --------           -------
Bankruptcy Loss                                                                                     50,000.00         50,000.00
Bankruptcy Percentage                                                                               0.012543%         0.048982%
Credit/Fraud Loss                                                                                7,972,742.52              0.00
Credit/Fraud Loss Percentage                                                                        2.000000%         0.000000%

THE                                                   Distribution Date: 9/25/02
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                        CWMBS INC
Attn: Courtney Bartholomew
212-815-3236                MORTGAGE PASS THROUGH CERTIFICATES
                                      SERIES 1993-7

Protection                                                                                 Original                Current
----------                                                                                 --------                -------
Special Hazard Loss                                                                       7,295,231.00           2,453,572.46
Special Hazard Loss Percentage                                                               1.830043%              2.403624%

Credit Support                                                                             Original               Current
--------------                                                                             --------               -------
Class A                                                                                 398,637,126.64         102,078,066.36
Class A Percentage                                                                         100.000000%            100.000000%